TOP SOURCE TECHNOLOGIES, INC.

                                    FORM 10-Q





                                  EXHIBIT 11.0


                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

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

                               PRIMARY                                           THREE MONTHS ENDED
                                                                                    JUNE 30, 1997


Net Income                                                                                    $10,803

Weighted number of common shares outstanding
during period                                                                              28,461,477

Add: Common equivalent shares (determined using the "treasury stock" method) representing shares issuable upon exercise of:

     Common stock options                                                                     418,950

Weighted average number of shares used in calculation of
primary income per share                                                                   28,880,427

Primary net income per common share                                                              $.00
                                                                                                 ====




                       FULLY DILUTED

Net income                                                                                    $10,803

Weighted number of common shares outstanding during period
                                                                                           28,461,477

Add: Common equivalent shares (determined using the "treasury stock" method) representing shares issuable upon exercise of:

     Common stock options
                                                                                              418,950

Weighted average number of shares used in calculation of
fully diluted income per share                                                             28,880,427

Fully diluted net income per common share                                                        $.00
                                                                                                 ====


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